Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Greg Ambro Executive Vice President, Chief Operating Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish, Stephanie Rich (212) 850-5651, (212) 850-5706

DISTRIBUTION: NORTHERN CALIFORNIA NEWS LINE & EMAIL/FAX LIST

FOR RELEASE ON TUESDAY, MARCH 11TH AT 4:05 P.M. E.D.T.

GOTTSCHALKS REPORTS FOURTH QUARTER AND FULL YEAR
FISCAL 2007 FINANCIAL RESULTS

FRESNO, CA - March 11, 2008 - Gottschalks Inc. (NYSE: GOT) today reported unaudited financial results for the fourth quarter and full year of fiscal 2007. Net income for the fourth quarter was $1.1 million, or $0.08 per diluted share, compared to net income of $8.9 million or $0.64 per diluted share, for the fourth quarter of fiscal 2006.

Net loss for fiscal 2007 was $12.4 million, or $0.91 per diluted share, compared to net income of $2.6 million, or $0.19 per diluted share, in fiscal 2006. Gottschalks' 2007 fiscal year consisted of 52 weeks as compared to its 2006 fiscal year which consisted of 53 weeks. Accordingly, 2006 sales and net income include an additional week compared to fiscal 2007.

As previously reported, total sales for the 13-week fiscal fourth quarter decreased 14.2% to $204.4 million from $238.1 million for the 14-week fourth quarter of fiscal 2006. Total sales for the fourth quarter excluding the additional week decreased 10.0%. Same store sales for the comparable 13-week period decreased 8.5% from the fourth quarter of fiscal 2006.

Total sales for the 52-week fiscal 2007 decreased 8.1% to $628.6 million from $683.9 million for the 53-week fiscal year 2006. Total sales for fiscal 2007 excluding the additional week decreased 6.6%. Same store sales for the comparable 52-week fiscal year period decreased 5.1% from fiscal 2006.

Jim Famalette, Chairman and Chief Executive Officer of Gottschalks, stated, "Our financial performance in fiscal 2007 reflects persistent challenges in the retail environment. Difficult economic conditions, including the weak housing market and high gas prices, also more heavily affected consumers in California where the majority of our stores are located. Like many other retailers, we conducted deep discounting during the year, which negatively impacted our gross margin. However, we reduced our SG&A expenditures on a year over year basis. We were pleased with our ability to increase our credit card sales penetration and grow our credit card revenue during the year. Importantly, in the latter stages of 2007 we began the implementation of our Value Improvement Program (V.I.P.), which is designed to improve our operating performance and maximize shareholder value over the long-term."

Commenting on the Company's outlook, Mr. Famalette stated, "Given the continuing weak macroeconomic trends, we are taking a conservative approach to our expectations for fiscal 2008. We will be aggressively managing our expense levels and remain focused on tightly controlling inventory levels during this period of economic slowdown. I am very pleased with the February results of our expense reduction program and our ability to reduce our inventory levels despite lower sales. We are committed to implementing our V.I.P. initiatives throughout 2008. During this year, we are refining our merchandise strategy with a greater focus on key soft-line categories and will soon launch our new, more targeted marketing programs. Additionally, we anticipate further growth in our charge card penetration and credit card revenue in the coming year. With regard to store openings and remodels, final plans are being completed for the construction of our new store in Bend, Oregon and we are progressing on a major remodel of one of our Bakersfield stores, which will be refreshed to reflect the new store prototype. In addition, we continue to make progress in our efforts to maximize the value of our real estate assets. The Company's financial position remains solid and we expect to more fully realize the benefits of our V.I.P. as broader economic trends begin to improve."

Earnings Teleconference and Webcast
Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the fourth quarter fiscal 2007. To access the call, dial 800-862-9098 to listen to the call on the day of the event. The Conference ID is GOTT. If you are unable to participate in the call, a replay will be made available through March 18, 2008. To access this service, please dial 800-723-0389. No passcode is required for replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks
Gottschalks is a regional department store chain, currently operating 59 department stores and three specialty apparel stores in six western states, including California (39), Washington (7), Alaska (5), Oregon (4), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements
This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables Follow)

Supplemental Operating Data:
In accordance with accounting standards generally accepted in the United States of America (GAAP), the operating results for selected closed stores are reported in the condensed financial statements as loss from discontinued operations and are excluded from the operating results from continuing operations. The following table provides additional information on operations and reconciles the total net owned sales, gross margin on owned sales, and selling, general and administrative expenses to reported results from continuing operations:

Pro Forma Financial Information

	Fourth Quarter Ended		Fiscal Year Ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007

Sales
Continuing operations	$204,428	$238,147	$628,550	$680,966
Discontinued operations	0	0	0	2,921
Total	$204,428	$238,147	$628,550	$683,887

Gross Margin
Continuing operations	$65,375	$78,910	$207,663	$234,347
Discontinued operations	0	0	0	500
Total	$65,375	$78,910	$207,663	$234,847

Selling, general and administrative expenses
Continuing operations	$59,465	$60,563	$209,552	$212,355
Discontinued operations	0	0	0	1,533
Total	$59,465	$60,563	$209,552	$213,888

Net income (loss)
Continuing operations	$1,133	$8,872	($12,433)	$3,441
Discontinued operations	0	0	0	(792)
Total	$1,133	$8,872	($12,433)	$2,649

GOTTSCHALKS INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007

Net sales	$204,428	$238,147	$628,550	$680,966
Net credit revenues	1,461	853	4,868	3,087
Net leased department revenues	1,209	1,417	3,000	3,428
Total revenues	207,098	240,417	636,418	687,481

Costs and expenses:
Cost of sales	139,053	159,237	420,887	446,619
Selling, general and administrative expenses	59,465	60,563	209,552	212,355
Gain on sale of aircraft	0	0	0	(946)
Depreciation and amortization	3,959	4,021	15,173	15,276
Loss on disposal of assets	0	0	418	0
VEBA litigation	0	60	0	60
New store opening costs	98	0	485	376
Total costs and expenses	202,575	223,881	646,515	673,740

Operating income (loss)	4,523	16,536	(10,097)	13,741

Other (income) expense:
Interest expense	2,959	2,668	10,807	10,058
Miscellaneous income	(102)	(322)	(489)	(1,389)
	2,857	2,346	10,318	8,669

Income (loss) before income taxes	1,666	14,190	(20,415)	5,072
Income tax expense (benefit)	533	5,318	(7,982)	1,631
Income (loss) from continuing operations	1,133	8,872	(12,433)	3,441

Discontinued operations:
Loss from operation of closed stores	0	0	0	(1,102)
Loss on store closures	0	0	0	(98)
Income tax benefit	0	0	0	408
Loss from discontinued operations	0	0	0	(792)
Net income (loss)	$1,133	$8,872	($12,433)	$2,649

Net income (loss) per common share:
Basic
Income (loss) from continuing operations	$0.08	$0.66	($0.91)	$0.26
Loss from discontinued operations	$0.00	$0.00	$0.00	($0.06)
Net income (loss) per common share	$0.08	$0.66	($0.91)	$0.20

Diluted
Income (loss) from continuing operations	$0.08	$0.64	($0.91)	$0.25
Loss from discontinued operations	$0.00	$0.00	$0.00	($0.06)
Net income (loss) per common share	$0.08	$0.64	($0.91)	$0.19

Weighted average # of common shares outstanding:
Basic	13,432	13,514	13,601	13,428
Diluted	13,493	13,885	13,601	13,758

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

	February 2,	February 3,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash	$4,032	$6,051
Receivables - net	7,049	8,198
Merchandise inventories	149,310	168,702
Other	18,984	19,421
Total current assets	179,375	202,372

PROPERTY AND EQUIPMENT - net	137,931	134,696

OTHER LONG-TERM ASSETS	14,688	12,998

	$331,994	$350,066

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable and other current liabilities	$72,559	$83,395
Current portion of long-term obligations	1,525	1,676
Total current liabilities	74,084	85,071

REVOLVING LINE OF CREDIT	93,899	83,762

LONG-TERM OBLIGATIONS (less current portion)	12,049	13,592

DEFERRED INCOME TAXES AND OTHER	21,837	23,869

SUBORDINATED NOTE PAYABLE TO AFFILIATE	18,180	19,180

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY	111,945	124,592

	$331,994	$350,066

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